Exhibit 99.4

CONSENT OF RICHARD F. HALL, III

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Richard F. Hall, III, hereby consent to be named as a prospective director of Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”) in the Registration Statement on Form S-4 of Hampton Roads Bankshares, dated March 13, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

	Signature:	/s/ Richard F. Hall, III
	Name:	Richard F. Hall, III

Dated: March 12, 2008